Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Commercial Vehicle Group, Inc.:

We consent to the incorporation by reference in Registration Statements Nos. 333-124590, 333-145120, 333-161219, 333-176020 on Form S-8 and Registration Statement No. 333-163276 on Form S-3 of our report dated March 13, 2012 (March 11, 2013 as to the effects of ASU 2011-05 described in Note 2), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the retrospective adjustment for the adoption of ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (ASU 2011-05)) relating to the consolidated financial statements and financial statement schedules of Commercial Vehicle Group, Inc. and subsidiaries (the “Company”) as of December 31, 2011 and for the periods ended December 31, 2010 and 2011 appearing in this Annual Report on Form 10-K of Commercial Vehicle Group, Inc. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Columbus, Ohio

March 11, 2013